UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2021

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.00% Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share	LANDO	The Nasdaq Stock Market, LLC
5.00% Series D Cumulative Term Preferred Stock, $0.001 par value per share	LANDM	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2021, Gladstone Land Corporation, a Maryland corporation (the “Company”), and its operating partnership, Gladstone Land Limited Partnership, a majority-owned, consolidated subsidiary of the Company and a Delaware limited partnership (the “Operating Partnership”), entered into separate amendments (each a “Sales Agreement Amendment” and together, the “Sales Agreement Amendments”) with each of Virtu Americas LLC (“Virtu”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg”) (Virtu and Ladenburg each a “Sales Agent” and together, the “Sales Agents”) to the existing equity distribution agreements, each dated May 12, 2020 (the “Sales Agreements” and together with the Sales Agreement Amendments, the “Amended Sales Agreements”). Pursuant to the Sales Agreement Amendments, the Company may sell up to $160.0 million additional shares of its common stock, par value $0.001 per share (“Common Stock”), expanding the aggregate offering price to up to $260.0 million (the “Shares”), from time to time through the Sales Agents, acting as sales agents and/or principals. The Sales Agreement Amendments do not amend any other terms of the Sales Agreements with Virtu and Ladenburg.

Pursuant to the Amended Sales Agreements and subject to the terms of a written notice from the Company, the Shares may be offered and sold through each Sales Agent, acting separately, in transactions that are deemed to be “at the market offerings,” as defined in Rule 415(a) under the Securities Act of 1933, as amended, including without limitation sales made directly on The Nasdaq Global Market, on any other existing trading market for the Shares or to or through a market maker or by any other method permitted by law, including in privately negotiated transactions.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-236943), as amended or replaced from time to time. The Company has filed a supplement, dated May 18, 2021, to the prospectus supplement, dated May 12, 2020, to the prospectus, dated April 1, 2020, with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the Shares.

The foregoing description of the Amended Sales Agreements is not complete and is qualified in its entirety by reference to the Sales Agreement Amendments, copies of which are filed as Exhibit 1.1 and Exhibit 1.2, as well as to the Sales Agreements, copies of which were filed as Exhibit 1.1 and Exhibit 1.2 to the Current Report on Form 8-K filed with the SEC on May 12, 2020, all of which are incorporated herein by reference. In connection with the foregoing, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of Venable LLP, its Maryland counsel, with respect to the legality of the Shares to be sold pursuant to the Sales Agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Amendment No.1 to Equity Distribution Agreement, dated May 18, 2021, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Ladenburg Thalmann & Co. Inc.

1.2	Amendment No.1 to Equity Distribution Agreement, dated May 18, 2021, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Virtu Americas LLC.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

May 18, 2021	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer